Exhibit 10.2

CAMPING WORLD HOLDINGS, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of [ • ], 2016 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among CAMPING WORLD HOLDINGS, INC., a Delaware corporation (the “Company”), CWGS Holdings, LLC, a Delaware limited liability company (“ML Acquisition”), ML RV Group, LLC, a Delaware limited liability company (“ML RV Group”), CVRV Acquisition II LLC, a Delaware limited liability company (“Crestview Class A Holder”), CVRV Acquisition LLC, a Delaware limited liability company (“Crestview Class B Holder”, and together with ML Acquisition, the “Original Members”) and CRESTVIEW ADVISORS L.L.C., a Delaware limited liability company (“Crestview”).  Certain terms used in this Agreement are defined in Section 8.

RECITALS

WHEREAS, each Original Member owns, directly or indirectly, outstanding common membership units (the “Common Units”) of CWGS Enterprises, LLC, a Delaware limited liability company (“CWGS LLC”);

WHEREAS, the Company is contemplating an offering and sale of the shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement between the Company and CWGS LLC, dated as of [ • ], 2016 (the “Common Unit Subscription Agreement”) and that certain Common Unit Purchase Agreement by and among the Company and the members of CWGS LLC parties thereto, dated as of [ • ], 2016 (the “Common Unit Purchase Agreement”), the Company will use a portion of the net proceeds of the IPO to acquire Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement and the Common Unit Purchase Agreement, it is contemplated that the Company will be admitted as a member, and appointed as the sole managing member of CWGS LLC;

WHEREAS, ML Acquisition (together with its Permitted Transferees, in such capacity, the “ML Related Parties”) is the record holder of shares of Class B common stock, par value $ 0.0001 per share, of the Company (“Class B Common Stock”), provided that, as of the date of this Agreement and so long as the ML Related Parties continue to beneficially own, directly or indirectly, twenty-seven and five-tenths percent (27.5%) or more of all Common Units outstanding, such ownership of Class B Common Stock entitles the ML Related Parties to cast forty-seven percent (47%) of the total votes entitled to be cast by all holders of voting stock of the Company;

WHEREAS, (i) Crestview Class B Holder (together with its Permitted Transferees, in such capacity, the “Crestview Class B Stockholders”, and together with the ML Related Parties, the “Class B Stockholders”) is the record holder of Class B Common Stock and (ii) Crestview Class A Holder (together with its Permitted Transferees, in such capacity, the “Class A Stockholders”, and together with the Crestview Class B Stockholders, the “Crestview Stockholders”) is the record holder of Class A Common Stock;

WHEREAS, ML RV Group (in such capacity, the “Class C Stockholder”) is the record holder of one (1) shares of Class C common stock, par value $ 0.0001 per share, of the Company (“Class C Common Stock”), which entitles it to cast five percent (5%) of the total votes entitled to be cast by all holders of voting stock of the Company for as long as a Change of Control (as defined in the Charter) has not occurred;

WHEREAS, a Change of Control has not occurred as of the date hereof; and

WHEREAS, in order to induce the Original Members to approve the sale and issuance of Common Units by CWGS LLC to the Company and the appointment of the Company as the sole managing member of CWGS LLC in connection with the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Company.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Original Members, ML RV Group, the Crestview Class A Holder and Crestview agree as follows:

AGREEMENT

Section 1.                                           Election of the Board of Directors.

(a)                                 Subject to Section 1(d), Crestview shall be entitled to designate up to four (4) Directors from time to time (any Director designated by Crestview, a “CV Director”); provided, that in the event that Marcus Lemonis ceases to be the chief executive officer of the Company, Crestview shall only be entitled to designate three (3) CV Directors.  The CV Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible.  Subject to the Board’s fiduciary duties to the Company’s stockholders, Crestview shall be entitled to have its proportionate share of Crestview Directors appointed to any Board committees that have been established.

(b)                                 Subject to Section 1(e), the ML Related Parties shall be entitled to designate four (4) Directors from time to time (any Director designated by the ML Related Parties, a “ML Director”).  The ML Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible.  Subject to the Board’s fiduciary duties to the Company’s stockholders, the ML Related Parties shall be entitled to have their proportionate share of ML Directors appointed to any Board committees that have been established.

(c)                                  Subject to Section 1(f), ML RV Group shall be entitled to designate one (1) Director from time to time (the Director designated by ML RV Group, the “ML RV Director”).

(d)                                 The right of Crestview to designate Directors as set forth in Section 1(a) shall be subject to the following: (i) if at any time Crestview Partners II GP LP, a Delaware limited partnership (together with its Permitted Transferees, “Crestview GP”) beneficially owns, directly or indirectly, in the aggregate less than thirty-two and five-tenths percent (32.5%) but twenty-five percent (25%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), Crestview shall only be entitled to designate three (3) CV Directors, (ii) if at any time Crestview GP beneficially owns, directly or indirectly, in the aggregate less than twenty-five percent (25%) but fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), Crestview shall only be entitled to designate two (2) CV Directors, and (iii) if at any time Crestview GP beneficially owns, directly or indirectly, in the aggregate less than fifteen percent (15%) but seven and five-tenths percent (7.5%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), Crestview shall only be entitled to designate one (1) CV Director.  Crestview shall not be entitled to designate any Directors in accordance with Section 1(a) if at any time Crestview GP beneficially owns, directly or indirectly, in the aggregate less than seven and five-tenths percent (7.5%) of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares).  For as long as Crestview is entitled to designate at least three (3) CV Directors, one (1) of such CV Directors shall also be “independent” in accordance with the New York Stock Exchange and U.S. Securities and Exchange Commission rules regarding audit committee independence.

(e)                                  The right of the ML Related Parties to designate Directors as set forth in Section 1(b) shall be subject to the following: (i) if at any time the ML Related Parties beneficially own, directly or indirectly, in the aggregate less than twenty-seven and five-tenths percent (27.5%) but twenty-five percent (25%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), the ML Related Parties shall only be entitled to designate three (3) ML Directors, (ii) if at any time the ML Related Parties beneficially own, directly or indirectly, in the aggregate less than twenty-five percent (25%) but fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), the ML Related Parties shall only be entitled to designate two (2) ML Directors, and (iii) if at any time the ML Related Parties beneficially own, directly or indirectly, in the aggregate less than fifteen percent (15%) but seven and five-tenths percent (7.5%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), the ML Related Parties shall only be entitled to designate one (1) ML Director.  The ML Related Parties shall not be entitled to designate any

Directors in accordance with Section 1(b) if at any time the ML Related Parties beneficially own, directly or indirectly, in the aggregate less than seven and five-tenths percent (7.5%) of all issued and outstanding shares of Class A Common Stock (including any of its Underlying Class A Shares).  For as long as the ML Related Parties are entitled to designate at least three (3) ML Directors, one (1) of such ML Directors shall also be “independent” in accordance with the New York Stock Exchange and U.S. Securities and Exchange Commission rules regarding audit committee independence.

(f)                                   ML RV Group shall not be entitled to designate a Director in accordance with Section 1(c), in the event that the ML RV Group ceases to own any Class C Common Stock as set forth in the Charter and this Agreement.

(g)                                  Subject to Section 1(a) and Section 1(d), each of ML Acquisition and ML RV Group hereby agrees to vote, or cause to be voted, all outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, as applicable, at any annual or special meeting of stockholders of the Company at which Directors of the Company are to be elected, or to take all Necessary Action to cause the election of the CV Directors as provided herein.

(h)                                 Subject to Section 1(b), Section 1(e) and Section 1(f), each of the Crestview Stockholders hereby agrees to vote, or cause to be voted, all outstanding shares of Class B Common Stock and Class A Common Stock, respectively, at any annual or special meeting of stockholders of the Company at which Directors of the Company are to be elected, or to take all Necessary Action to cause the election of the ML Directors and/or the ML RV Director, as applicable, as provided herein.

Section 2.                                           Vacancies and Replacements.

(a)                                 If the number of Directors that the ML Related Parties, Crestview or the ML RV Group have the right to designate to the Board is decreased pursuant to Section 1(d), Section 1(e) or Section 1(f), (each such occurrence, a “Decrease in Designation Rights”) then, unless otherwise requested in a writing signed by a majority of the members of the Board that shall not be required to resign as a result of a Decrease in Designation Rights, (i) each of the ML Related Parties, Crestview or the ML RV Group, as applicable, shall use its reasonable best efforts to cause (x) the appropriate number of ML Directors that the ML Related Parties cease to have the right to designate to serve as an ML Director, (y) the appropriate number of CV Directors that Crestview ceases to have the right to designate to serve as a CV Director or (z) the ML RV Director that ML RV Group ceases to have the right to designate to serve as the ML RV Director, respectively, each to offer to tender his or her resignation, and each such ML Director, CV Director or ML RV Director so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that the ML Related Parties, Crestview and/or ML RV Group, as applicable, incurs a Decrease in Designation Rights.  In the event any such ML Director, CV Director or ML RV Director does not resign by such time as is required by the foregoing, the Class A Stockholders, the Class B Stockholders, the Class C

Stockholder, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Sections 1(g) and 1(h) as applicable, to cause the removal of such individual as a Director and (ii) the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee.  For the avoidance of all doubt, nothing contained in this Section 2(a) shall be read or interpreted to require a party to this Agreement to vote in favor of another party’s Director other than as set forth in Sections 1(g) or 1(h), as applicable.

(b)                                 Except as provided in the final sentence of Section 2(a) and subject thereto, each of the ML Related Parties, Crestview and ML RV Group, as applicable, shall have the sole right to request that one or more of their respective designated Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Company’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”).  If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the Class A Stockholders, the Class B Stockholders, the Class C Stockholder, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Sections 1(g) and 1(h) as applicable, to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).  For the avoidance of all doubt, nothing contained in this Section 2(b) shall be read or interpreted to require a party to this Agreement to vote in favor of another party’s Director other than as set forth in Sections 1(g) or 1(h), as applicable.

(c)                                  Each of the ML Related Parties, Crestview and ML RV Group, as applicable, shall have the exclusive right to fill vacancies created as a result of not designating their respective Director(s) initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Director(s), or otherwise by designating a successor to fill the vacancy of their respective Director(s) created thereby on the terms and subject to the conditions of Section 1.

Section 3.                                           Initial Directors. The initial CV Directors pursuant to Section 1(a) shall be Brian P. Cassidy (as a Class III Director) and Jeffrey A. Marcus (as a Class II Director). The initial ML Directors pursuant to Section 1(b) shall be Stephen Adams (as a Class I Director), Andris A. Baltins (as a Class II Director) and K. Dillon Schickli (as a Class I Director).  The initial ML RV Director pursuant to Section 1(c) shall be Marcus A. Lemonis (as a Class III Director).

Section 4.                                           Consent Rights.

(a)                                       In addition to any voting requirements contained in the organizational documents of the Company or any of its Subsidiaries, the Company shall require the prior written approval of (i) ML Acquisition for as long as each of the ML Related Parties beneficially own, directly or indirectly, twenty-eight percent (28%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares) and (ii) Crestview for as long as Crestview GP beneficially owns, directly or indirectly, twenty-eight percent (28%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares), in each of case, only after Marcus Lemonis ceases to serve as the chief executive officer of the Company, prior to (x) hiring the chief executive officer of the Company or (y) terminating the chief executive officer of the Company.

(b)                                       In addition to any voting requirements contained in the organizational documents of the Company or any of its Subsidiaries, the Company shall not take, and shall cause CWGS LLC and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (x) ML Acquisition for as long as each of the ML Related Parties beneficially own, directly or indirectly, twenty-two and five-tenths percent (22.5%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares) and (y) Crestview for as long as Crestview GP beneficially owns, directly or indirectly, twenty-two and five-tenths percent (22.5%) or more of all issued and outstanding shares of Class A Common Stock (including the Underlying Class A Shares):

(i)                                     any Change of Control as defined in the Charter (except for clause (E) thereof);

(ii)                                  any acquisition or disposition of assets of the Company or any of its Subsidiaries where the aggregate consideration for such assets is greater than one hundred million dollars ($100,000,000) in any single transaction or series of related transactions;

(iii)                               any issuance of additional shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or other equity securities of the Company or any of its Subsidiaries after the date hereof, other than any issuance of additional shares of Class A Common Stock or other equity securities of the Company or its Subsidiaries (i) under any stock option or other equity compensation plan of the Company or any of its Subsidiaries approved by the Board or (ii) in connection with any redemption of Common Units as set forth in the Amended and Restated Limited Liability Company Agreement of CWGS LLC, dated as of [•], 2016, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time;

(iv)                              any amendment or modification of the organizational documents of the Company or any of its Subsidiaries; or

(v)                                 any increase or decrease of the size of the Board.

Section 5.                                           Covenants of the Company.

(a)                                 The Company agrees to take all Necessary Action to cause (i) the Board to be comprised at least of nine (9) Directors or such other greater number of Directors as the Board may determine, subject to the terms of this Agreement; (ii) the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Company at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Company thereafter at which such Director’s term expires; (iii) the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the New York Stock Exchange; and (iv) a ML Director or the ML RV Director to be the Chairperson of the Board (as defined in the Bylaws).

(b)                                 The ML Related Parties, ML RV Group and Crestview shall comply with the requirements of the Charter and Bylaws and the charter for, and related guidelines of, the Nominating and Corporate Governance Committee when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally.  Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 5(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws or the charter for, or related guidelines of, the Nominating and Corporate Governance Committee applicable to Directors generally, then the Board shall inform the ML Related Parties, ML RV Group and/or Crestview, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the ML Related Parties, ML RV Group and/or Crestview, as applicable (subject in each case to this Section 5(b)), and the Board and the Company shall, to the fullest extent permitted by law, take all Necessary Action required by this Article 5 with respect to the election of such substitute designees to the Board.

Section 6.                                           Class C Common Stock Transfer.  The Class C Stockholder hereby agrees that at such time as the Class C Stockholder loses all of its voting rights pursuant to the terms of the Charter, such Class C Stockholder shall transfer his or her shares of Class C Common Stock to the Company for no consideration.  The Class C Stockholder hereby irrevocably appoints the officers of the Company as attorney-in-fact and proxy with respect to the shares of Class C Common Stock which are to be transferred by such Class C Stockholder pursuant to this Section 6 with full power and authority to act under this Agreement with respect to such transfer. The Class C Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest sufficient in law to support an irrevocable power, and such Class C Stockholder shall take such further action and execute such further documents and other instruments to effectuate the intent of this proxy and attorney-in-fact.  To the extent the shares of Class C Common Stock are certificated, the Class C Stockholder shall deliver to and deposit in custody with the Company a certificate or certificates representing such shares of Class C Common Stock (or, if any such stockholder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit, together with a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate).

Section 7.                                           Termination.  This Agreement shall terminate upon the earliest to occur of any one of the following events: (a) (i) with respect to each of the ML Related Parties only, at such time as the ML Related Parties no longer have any Director designation rights under Section 1, (ii) with respect to ML RV Group only, at such time as ML RV Group no longer has any Director designation rights under Section 1 and (iii) with respect to Crestview and the Crestview Stockholders only, at such time as Crestview no longer has any Director designation rights under Section 1 and (b) the unanimous written consent of the parties hereto.

Section 8.                                           Definitions.  As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Company.

“Bylaws” means the amended and restated bylaws of the Company, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Company, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and governance committee of the Board or any committee of the Board authorized to perform the function of nominating Directors for the Board.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Permitted Transferees” has the meaning set forth in the Charter.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Class A Shares” means any shares of Class A Common Stock issuable upon redemption of Common Units, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used, and (vii) the word “or” shall be disjunctive but not exclusive.  References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 9.                                           Choice of Law and Venue; Waiver of Right to Jury Trial.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b)                                 IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE STATE OF DELAWARE); (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT

THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.                                    Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)                                 if to ML Acquisition, addressed as follows:

250 Parkway Drive, Suite 270

Lincolnshire, IL 60048
Attn: Marcus Lemonis
Facsimile:
E-mail:

(b)                                 if to ML RV Group, addressed as follows:

250 Parkway Drive, Suite 270

Lincolnshire, IL 60048

Attention: Marcus Lemonis
Facsimile:
E-mail:

(c)                                  if to Crestview Class A Holder, Crestview Class B Holder and Crestview, addressed as follows:

667 Madison Avenue, 10th Floor

New York, NY 10065

Attention: Brian Cassidy; Ross Oliver
Facsimile:
E-mail:

(d)                                 If to the Company, addressed as follows:

250 Parkway Drive, Suite 270

Lincolnshire, IL 60048
Attn: Chief Financial Officer
Facsimile:
E-mail:

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 11.                                    Assignment.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.  This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each Class A Stockholder and each Class B Stockholder is permitted to assign this Agreement to any Permitted Transferee of the Class A Common Stock or Class B Common Stock.  Each Class A Stockholder and each Class B Stockholder, as applicable, shall cause any Permitted Transferee of the Class A Common Stock or Class B Common Stock, as applicable, to become a party to this Agreement.

Section 12.                                    Amendment and Modification; Waiver of Compliance. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Company, ML Acquisition, ML RV Group and Crestview. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 13.                                    Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 14.                                    Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 15.                                    Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 16.                                    Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 17.                                    Titles and Subtitles.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 18.                                    Representations and Warranties.

(a)                                 Each of ML Acquisition, ML RV Group, Crestview Class A Holder, Crestview Class B Holder, Crestview and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Company as of the time such party becomes a party to this Agreement that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or the organizational documents of such party.

(b)                                 The Company represents and warrants to each other party hereto that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) other than as set forth in Section 4(a)(y), the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 19.                                    No Strict Construction.  This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CAMPING WORLD HOLDINGS, INC.

By:

Name:

Title:

CWGS HOLDINGS, LLC

By:

Name:

Title:

ML RV GROUP, LLC

By:

Name:

Title:

CVRV ACQUISITION LLC

By:

Name:

Title:

CVRV ACQUISITION II LLC

By:

Name:

Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

CRESTVIEW ADVISORS L.L.C.

By:

Name:

Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]